Exhibit 4.22

THE SYMBOL "[****]" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMIITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

REDHILL BIOPHARMA LTD

Change Specification Form

(Q²Solutions, a Quintiles Quest Joint Venture)

Protocol:	Requester:
RHB-104-01	Patrick McLean
Proposed date	Project Manager(s):	Date of Request: 17-Jun-15
of Implementation:	Fitt,Penny	Request Reference – Title: US-9182
6 weeks from approval	KLINGLER, MARIANA
Original Specifications (if applicable):
N/A
Change in Specifications/New Specifications:

Addition of [****]. [****] sites, [****] patients randomized in one year with the first patient in [****], [****]. We are assuming a [****] screen failure rate. This country is to follow the EU MAP process.

Please see details of changes :
☒ Database
☒ Addition of investigator site (Per site) [****]
☒ Investigator Manual
☒ Create/Update contact & transport appendix/SSIs
☒ Management Fees
☒ Administration fee
☒ Requisition(s) including Starter/Reorder Forms
☒ Forms (Requisitions/Starter pack/Reorder) : update 1-3

Total Amendment Fee: $ [****] for account 64160601 (US)
This Change Specification Form includes the cost of the amendment fee associated with the above noted change(s). The amendment budget will include any additional supply, testing, or transportation charges incurred as a result of these changes.

Comments

Reviewer’s Name:

Signature:	/s/ Uri Hananel Aharon, CAO	Date:	Sep. 17, 2015

Signature:	/s/ Ori Shilo, Deputy CEO	Date:	Sep. 17, 2015